UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 24, 2005

NEW PLAN EXCEL REALTY TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-12244	33-0160389
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

420 Lexington Avenue, 7th Floor
New York, New York	10170
(Address of principal executive offices)	(Zip Code)

(212) 869-3000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

John Roche Employment Agreement Extension

                On October 24, 2005, New Plan Excel Realty Trust, Inc. (the “Company”) and John Roche, the Company’s Executive Vice President and Chief Financial Officer, entered into an agreement (the “Amendment”) amending that certain employment agreement, dated as of April 14, 2000, by and between the Company and Mr. Roche, as amended.

                The sole purpose of the Amendment is to extend the term of Mr. Roche’s employment agreement for 3 years.  As amended, the term of Mr. Roche’s employment agreement expires on May 15, 2009, although it extends automatically for additional one-year periods unless either the Company or Mr. Roche elects not to extend the term.

                The foregoing summary of the Amendment is qualified in its entirety by the full terms and conditions of the Amendment, a copy of which has been filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

William Newman Revised Compensation Arrangement

On October 24, 2005, the Company’s Board of Directors approved a modification of the compensation arrangements for William Newman, the Company’s Chairman of the Board of Directors, to reduce his annual salary from $350,000 to $150,000.  The new arrangement does not have a set term and may be terminated by either party at any time.  It replaces the employment agreement between the Company and Mr. Newman, which expired on its stated termination date, September 28, 2005, in accordance with the terms of the agreement.

A schedule setting forth the terms of the compensation arrangement has been filed as Exhibit 10.2 to this Current Report on Form 8-K.

Item 9.01.              Financial Statements and Exhibits.

(a)  Not applicable.

(b)  Not applicable.

(c)  Not applicable.

(d)  Exhibits.

Exhibit Number	Description

10.1	Agreement, dated as of October 24, 2005, by and between the Company and John Roche
10.2	Schedule of William Newman’s Compensation Arrangement

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW PLAN EXCEL REALTY TRUST, INC.

Date: October 28, 2005	By:	/s/ Steven F. Siegel
Steven F. Siegel
Executive Vice President, General Counsel
and Secretary

Exhibit Number	Description

10.1	Agreement, dated as of October 24, 2005, by and between the Company and John Roche
10.2	Schedule of William Newman’s Compensation Arrangement